Exhibit 10.2

DEFERRED COMPENSATION CONVERSION AGREEMENT

THIS DEFERRED COMPENSATION CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of February 28, 2024 (the “Effective Date”), between Better For You Wellness, Inc., a Nevada corporation (the “Company”), and Stephen Letourneau (the “Executive” and, together with the Company, the “Parties”).

RECITALS

A. During the 2024 Fiscal Year (i.e., March 1, 2023, through February 28, 2024), the Executive is the Chief Executive Officer of the Company and has accrued deferred compensation in such capacity in the amount of $152,786.97 (the “Deferred Compensation”).

B. The Company desires to reduce its debt load to improve its balance sheet, increase its shareholder's equity, and enhance its ability to secure additional financing and to better position the Company for listing on a Major Exchange. The Executive understands that it is in the Company’s best interests for the Company to cancel the Deferred Compensation in exchange for equity in the Company.

C. The Company desires to cancel the Deferred Compensation (the “Canceled Debt”) in exchange for 38,196,743 shares (the “Shares”) of the Company’s restricted Common Shares, par value $0.0001 per share. The number of Shares equals the Canceled Debt divided by the stated value per share of Common Stock of $0.004. For illustration purposes ($152,786.97 divided by $0.004 = 38,196,743 Common Shares).

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned do hereby agree as follows:

1. The Executive hereby agrees and acknowledges that, after the cancellation of the Deferred Compensation as set forth herein, such Deferred Compensation shall no longer be outstanding, and the Executive shall have no further rights to payment of the Deferred Compensation. In consideration for the cancellation of the Deferred Compensation and the Canceled Debt, the Company shall promptly issue to the Executive the Shares, but in no event more than two (2) business days after the date.

2. There is no restriction affecting the ability of the Executive to forego the Deferred Compensation and accept the Shares in lieu thereof. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by the Executive will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to the Executive, or any breach of any agreement to which the Executive is a party, or constitute a default thereunder, or result in the creation of any claim of any kind or nature on, or concerning the Executive or the Executive’s assets, including, without limitation, The Executive’s equity interests in the Company.

4. At the request of the Company and without further consideration, the Executive will execute and deliver such other instruments as may be reasonably requested to consummate the transaction contemplated herein effectively.

5. This Agreement is binding and constitutes the entire agreement between the Parties concerning the subject matter hereof.

6. This Agreement is binding upon and inures to the benefit of the successors and assigns of the Parties.

7. This Agreement shall be governed by and construed under the laws of the State of Nevada without regard to principles of conflicts of law.

9. This Agreement may be executed in identical counterparts. Each counterpart hereof shall be deemed an original instrument, but all counterparts taken together shall constitute a single document. Facsimiles, emailed PDFs, and electronic signatures shall be deemed originals.

10. The Parties hereto agree to use their reasonable best efforts to cooperate to discharge their respective obligations under this Agreement and to satisfy the intents and purposes of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

COMPANY:

Better For You Wellness, Inc.

By:	/s/ Ian James
Name:	Ian James
Title:	Executive Chairman

EXECUTIVE:

Stephen Letourneau

/s/ Stephen Letourneau
Chief Branding Officer